                                                                       EXHIBIT 7


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
Legal Title of Bank:    Bankers Trust Company    Call Date: 03/31/2000               State#:  36-4840               FFIEC 031
Address:                130 Liberty Street       Vendor ID: D             Cert#:     00623              Page RC-1
City, State Zip:        New York, NY  10006      Transit#:  21001003

                                                                                                         11
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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH, 31 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET




                                                                                                                 C400
                                                                                                     -------------------------------
                                                                     DOLLAR AMOUNTS IN THOUSANDS     RCFD
                                                                     ---------------------------     -------------------------------
ASSETS

  1.   Cash and balances due from depository institutions (from Schedule RC-A)
       a.   Noninterest-bearing balances and currency and coin (1).........................           0081       2,407,000      1.a.
       b.   Interest-bearing balances (2)..................................................           0071         968,000      1.b.
  2.   Securities:
       a.   Held-to-maturity securities (from Schedule RC-B, column A) ....................           1754               0      2.a.
       b.   Available-for-sale securities (from Schedule RC-B, column D)...................           1773         874,000      2.b.
  3.   Federal funds sold and securities purchased under agreements to resell..............            135       6,103,000      3.
  4.   Loans and lease financing receivables:
       a.   Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122  17,491,000                                4.a.
       b.   LESS:   Allowance for loan and lease losses....................RCFD 3123     477,000                                4.b.
       c.   LESS:   Allocated transfer risk reserve .......................RCFD 3128           0                                4.c.
       d.   Loans and leases, net of unearned income,
            allowance, and reserve (item 4.a minus 4.b and 4.c).............................          2125      17,294,000      4.d.
  5.   Trading Assets (from schedule RC-D)..................................................          3545      14,791,000      5.
  6.   Premises and fixed assets (including capitalized leases).............................          2145         614,000      6.
  7.   Other real estate owned (from Schedule RC-M).........................................          2150          78,000      7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)       2130         531,000      8.
  9.   Customers' liability to this bank on acceptances outstanding.........................          2155         262,000      9.
 10.   Intangible assets (from Schedule RC-M)...............................................          2143          81,000     10.
 11.   Other assets (from Schedule RC-F)....................................................          2160       2,277,000     11.
 12.   Total assets (sum of items 1 through 11).............................................          2170      46,280,000     12.
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(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.








Legal Title of Bank:   Bankers Trust Company         Call Date: 03/31/2000                 State#:  364840               FFIEC  031
Address:               130 Liberty Street            Vendor ID: D               Cert#:      00623             Page  RC-2
City, State Zip:       New York, NY  10006           Transit#:  21001003

                                                                                                               12
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SCHEDULE RC--CONTINUED

                                            DOLLAR AMOUNTS IN THOUSANDS

LIABILITIES
13.    Deposits:
       a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)      RCON 2200  12,579,000   13.a.
             (1)   Noninterest-bearing(1) ...................................................      RCON 6631   2,819,000   13.a.(1)
             (2)   Interest-bearing..........................................................      RCON 6636   9,760,000   13.a.(2)
       b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E
              part II)                                                                             RCFN 2200  10,842,000   13.b.
             (1)   Noninterest-bearing.......................................................      RCFN 6631   2,065,000   13.b.(1)
             (2)   Interest-bearing..........................................................      RCFN 6636   8,777,000   13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase                  RCFD 2800   5,662,000   14.
15.    a.   Demand notes issued to the U.S. Treasury.........................................      RCON 2840     71,,000   15.a.
       b.   Trading liabilities (from Schedule RC-D).........................................      RCFD 3548   2,746,000   15.b.
16.    Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
       a.   With a remaining maturity of one year or less....................................      RCFD 2332   1,608,000   16.a.
       b.   With a remaining maturity of more than one year  through three years.............      A547        1,735,000   16.b.
       c.   With a remaining maturity of more than three years...............................      A548          100,000   16.c
17.    Not Applicable.                                                                                                     17.
18.    Bank's liability on acceptances executed and outstanding..............................      RCFD 2920     262,000   18.
19.    Subordinated notes and debentures(2)..................................................      RCFD 3200     320,000   19.
20.    Other liabilities (from Schedule RC-G)................................................      RCFD 2930   3,925,000   20.
21.    Total liabilities (sum of items 13 through 20)........................................      RCFD 2948  40,070,000   21.
22.    Not Applicable                                                                                                      22.

EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus.........................................      RCFD 3838   1,500,000   23.
24.    Common stock..........................................................................      RCFD 3230   2,127,000   24.
25.    Surplus (exclude all surplus related to preferred stock)..............................      RCFD 3839     542,000   25.
26.    a.   Undivided profits and capital reserves...........................................      RCFD 3632   2,099,000   26.a.
       b.   Net unrealized holding gains (losses) on available-for-sale securities...........      RCFD 8434       1,000   26.b.
       c.   Accumulated net gains (losses) on cash flow hedges...............................      RCFD 4336           0   26.c.
27.    Cumulative foreign currency translation adjustments...................................      RCFD 3284     (59,000)  27.
28.    Total equity capital (sum of items 23 through 27).....................................      RCFD 3210   6,210,000   28.
29.    Total liabilities and equity capital (sum of items 21 and 28).........................      RCFD 3300  46,280,000   29
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
Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement below that best describes the             Number
         most comprehensive level of auditing work performed for the bank by independent externa                ------
         auditors as of any date during 1997.................................................      RCFD 6724      1         M.1
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
1  =   Independent audit of the bank conducted in accordance                4  =  Directors' examination of the bank performed
       with generally accepted auditing standards by a certified                  by other external auditors (may be required by
       public accounting firm which submits a report on the bank                  state chartering authority)

2  =   Independent audit of the bank's parent holding company               5  =  Review of the bank's financial statements by
       conducted in accordance with generally accepted auditing                   external auditors
       standards by a certified public accounting firm which
       submits a report on the consolidated holding company                 6  =  Compilation of the bank's financial statements by
       (but not on the bank separately)                                           external auditors

3  =   Directors' examination of the bank conducted in                      7  =  Other audit procedures (excluding tax
       accordance with generally accepted auditing standards                      preparation work)
       by a certified public accounting firm (may be required by
       state chartering authority)                                          8  =  No external audit work
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(1)   Including total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.